SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X] Filed by a Party other than the Registrant [] Check the appropriate box:

[X]  Preliminary Proxy Statement
[]   Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material Pursuant toss.240.14a-12


                             VITRO DIAGNOSTICS, INC.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11. 1) Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------


[]   Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------


     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------


     3)   Filing Party:


          ----------------------------------------------------------------------


     4)   Date Filed:

          ----------------------------------------------------------------------

                             VITRO DIAGNOSTICS, INC.
                        8100 Southpark Way, Building B-1
                            Littleton, Colorado 80120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 10, 2001

     The Annual Meeting of Shareholders of Vitro Diagnostics, Inc., a Nevada corporation (the "Company"), will be held at the ___________________Denver, Colorado _________, phone (303) _______________ on April 10, 2001, at 9:00 a.m.,
Denver Time, for the following purposes:

     1. To elect five members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected;

     2. To approve Amended and Restated Articles of Incorporation which: (i) reconcile certain inconsistencies in the existing Articles; (ii) generally update the existing Articles to be consistent with the current law; and (iii) streamline, and give greater flexibility to, the capital structure of the Company by: (a) decreasing the authorized capital of the Company from 500 million to 55 million shares and (b) authorizing 5 million of these shares as a class of preferred stock;

     3. To ratify the appointment of Cordovano and Harvey, P.C. as the Company's independent accountants for the fiscal year ending October 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 23, 2001 as the record date for the determination of the holders of the Company's common stock, par value $.001, entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment and postponement thereof.

     All shareholders are invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. Any shareholder attending the annual meeting may revoke his or her proxy and vote in person, even if that shareholder has returned a proxy.

     A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                           By Order of the Board of Directors,



                                          William J. Schmuhl, Jr., Secretary

[March 1, 2001]

                                 PROXY STATEMENT

                             VITRO DIAGNOSTICS, INC.
                         Annual Meeting of Shareholders
                                 April 10, 2001

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Vitro Diagnostics, Inc., a Nevada Corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at ___________________Denver, Colorado _________, phone
(303) __________ on April 10, 2001 at 9:00 a.m., Denver Time, and at any and all adjournments of such meeting. This Proxy Statement and the enclosed form of Proxy are first being sent to shareholders on or about [March 9, 2001].

     If the enclosed Proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed Proxies that contain no instructions will be voted FOR the election of all nominees named herein as directors, FOR the adoption of the Amended and Restated Articles of Incorporation and FOR the ratification of the appointment of Cordovano and Harvey, P.C. as auditors.

     Shareholders who execute Proxies for the Annual Meeting may revoke their Proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

     The cost of the meeting, including the cost of preparing and mailing this Proxy Statement and Proxy, will be borne by the Company. The Company may use the services of its directors, officers, employees and contractors to solicit
Proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold common stock of the Company in nominee names to distribute Proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

     Only holders of record of the Company's common stock, par value $.001 per share, on February 23, 2001 are entitled to receive notice and to vote at the Annual Meeting. Each share of common stock is entitled to one vote. On February 23, 2001, there were a total of ___________shares of common stock outstanding. The presence in person or by proxy of not less than one-third of the outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting.

     Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes on non-routine proposals is "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors, the ratification of the appointment of auditors, the adoption of amended and restated Articles of Incorporation or any other matter voted on at the meeting because they will not be counted as votes for or against any matter.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                              ELECTION OF DIRECTORS

                           (Proposal 1 on Proxy Card)

Directors and Executive Officers
--------------------------------

     The Board of Directors currently consists of five members, each of whom is nominated to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified. The following table reflects the directors and executive officers of the Company as of the date of this Proxy Statement. All of the current directors are nominees for reelection at the Annual Meeting.

         Name                       Age      Position
         ----                      ----      --------

         Ronald L. Goode, Ph.D(1)    57       Chairman of the Board of Directors

         James R. Musick, Ph.D       55       President, Chief Executive Officer
                                              and Director

         Erik D. Van Horn            33       Vice President and Director

         Henry C. Schmerler(1)       60       Treasurer, Chief Financial Officer
                                              and Director

         William J. Schmuhl, Jr.(1)  57       Secretary and Director

------------------------

(1) Members of the Audit and Compensation Committees.

------------------------

     The following information summarizes the business experience for the last five years of the officers and directors of the Company, as well as, where relevant, the educational background of such individuals:

     James R. Musick, Ph.D. was appointed President and Chief Executive Officer of the Company on August 7, 2000. From September 1, 1989 until August 7, 2000, Dr. Musick served as Vice President, Secretary and Chief Operating Officer of the Company. He has also served as a director of the Company since September 1, 1989. Dr. Musick received a Bachelor of Arts in Biological Sciences in 1968 and a doctorate in Biological Sciences in 1975 from Northwestern University in Evanston, Illinois.

     Erik D. Van Horn was appointed Vice President of the Company on August 7, 2000. He has also been Production Manager and a director of the Company since March of 1993. He received his Bachelor of Science in Chemical Engineering from the University of Colorado in 1990.

     Ronald L. Goode, Ph.D., a former executive in the pharmaceutical industry, has served as a director of the Company since August 7, 2000 and was elected Chairman of the Board on September 14, 2000. He currently is president and sole shareholder of Pharma-Links, Inc., a consulting business focusing on strategic alliances and other collaborative relationships within the pharmaceutical industry, a position he has held since 1999. Dr. Goode's Ph.D. was earned in microbial genetics at the University of Georgia. From 1997 to 1999, Dr. Goode was president and chief executive officer of Unimed Pharmaceuticals, a Delaware corporation with securities traded on the Nasdaq National Market System. Prior to that, Dr. Goode held a variety of executive positions with two major pharmaceutical firms (G.D. Searle and Company and Pfizer Pharmaceuticals), including senior vice president of licensing and business development of G.D. Searle from 1995 to 1997 and president of Searle International from 1991 to 1995. In addition, Dr. Goode was Vice-President of Clinical and Scientific Affairs for Pfizer Pharmaceuticals from 1985 to 1986.

     Henry C. Schmerler has served as a director of the Company since August 7, 2000 and was elected Treasurer on September 14, 2000. He also served as Secretary from September 14, 2000 to December 1, 2000. Mr. Schmerler has acted as a financial consultant since 1994. Prior to that, he was an executive with Dun and Bradstreet Corporation, where he held various positions over the course of thirty years including Vice President of Business Development (1991 - 1994), Vice President of Customer Relations (1989 - 1991), President of the Credit Clearing House (1986 - 1989) and President of the National Credit Office (1983 -
1986). Mr. Schmerler received a Bachelor's degree in Economics from Hobart College, Geneva, New York in 1962.

     William J. Schmuhl, Jr. has served as a director and Secretary of the Company since December 1, 2000. He serves as president and chief executive officer of Heywood Williams, Inc., a $600 million multi-division manufacturer and distributor of building products. He has held that position since 1996. He has been employed with Heywood Williams or one of its predecessors since 1978, and served as president and chief executive officer of Bristol Corporation, a $160 million subsidiary between 1990 and 1996. Prior to 1978, Mr. Schmuhl acted as a business consultant with Cromwell Management Corporation. He also taught accounting and business law and acted as department chair of the Department of Business Administration and Economics at Saint Mary's College, Notre Dame,
Indiana. Prior to that, Mr. Schmuhl practiced as an accountant and as an attorney. He received his Bachelor's degree in Business Administration in 1965 and Juris Doctorate in 1967 from the University of Notre Dame, and an MBA from the University of Chicago in 1972.

     Each director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until his resignation or removal. Officers of the Company serve at the pleasure of the Board of Directors. There is no family relationship between any of the Company's directors or executive officers.

     If a quorum is present, directors are elected by a plurality of votes (i.e. the five candidates receiving the highest number of votes will be elected to the Board of Directors). The Board of Directors unanimously recommends a vote FOR the nominees listed above.

Board of Directors' Meetings and Committees
-------------------------------------------

     During the fiscal year ended October 31, 2000 (hereinafter "last fiscal year"), the Company's Board of Directors held ____ meetings and took action ______ times by unanimous written consent. Messrs. Musick and Van Horn were directors during the entire last fiscal year and participated in each decision made by the Board. Messrs. Goode and Schmerler were directors from August 7, 2000 through the end of the last fiscal year and participated in each decision made by the Board during that time period. (See "Changes in Control")

     The Board of Directors of the Company maintains a standing Audit and Compensation Committee. The Audit Committee is responsible for reviewing and evaluating the Company's financial controls and financial reporting obligations. The Compensation Committee is responsible for reviewing and evaluating the duties and performance of the Company's officers and key employees and making recommendations concerning their compensation. The Compensation Committee also oversees the Company's stock option plan. The members of the Audit and Compensation Committees are Messrs. Goode, Schmerler and Schmuhl.

     There were no meetings of the Audit and Compensation Committees during the last fiscal year, as the committees were only recently appointed.

Management Remuneration
-----------------------

     The following table summarizes the total compensation of the chief executive officer; any person who served as the chief executive officer during the last fiscal year, and any other executive officers whose compensation from the Company exceeded $100,000 during that period (the "Named Officers"):

                                                                  Long Term
                                                                Compensation
                                                Annual           Securities
                             Year Ended      Compensation         Underlying
Name                         October 31,        Salary              Options
--------------------------   -----------     ------------       ---------------

James R. Musick, President     2000           $ 57,708                    0
and Chief Executive Officer

Roger Hurst*                   2000             43,281                    0
                               1999             55,876               31,848
                               1998             53,920              100,000

     * Mr. Hurst, former President and Chief Executive Officer, resigned from the Company effective August 7, 2000 and the compensation reflected is through that date. See "Changes in Control" and "Certain Transactions - Disposition of Assets" for additional transactions between Mr. Hurst and the Company.

Option Grants For 2000
----------------------

     No stock options were granted to any of the Named Officers during the last fiscal year.

Year End Option Values
----------------------

     The following table sets forth the value of unexercised options held by the Named Officers at October 31, 2000 and the value of common stock acquired by Mr. Hurst during the last fiscal year. The last sales price of the Company's common stock on October 31, 2000 was $1.00.

                                                                Value of
                                              Number of         unexercised
                  Shares                      Unexercised       in-the-money
                  Acquired      Value         Options at        options at
Name              on Exercise   Realized($)   fiscal year end   fiscal year end
--------------------------------------------------------------------------------

Roger D. Hurst    600,000       $1,340,000      31,848          $   11,943(1)

James R. Musick         0                0      31,848          $   11,943(1)


--------------------------

(1) Based upon the difference between the exercise price of $.625 and the last reported sale price of the Company's common stock of $1.00 per share on October 31, 2000.

--------------------------

Stock Option Plan
-----------------

     The Company adopted a new Equity Incentive Plan on October 9, 2000 (the "New Plan") for the benefit of key personnel and others providing significant services to the Company. An aggregate of 1,000,000 shares of common stock have been reserved for issuance under the New Plan. The New Plan will replace the 1992 Equity Incentive Plan (the "1992 Plan"). The 1992 Plan will remain effective only so long as options remain outstanding under the 1992 Plan. No new options will be granted under the 1992 Plan, and the only shares that will be issued under the 1992 Plan are those shares underlying currently outstanding options.

     During the last fiscal year, the Company issued 62,248 shares of common stock through the cashless exercise of 82,656 options issued under the 1992 Plan. An additional 17,500 shares were sold for $1,400 through the exercise of 17,500 options at $.08 per share. At the fiscal year end, 1,194,844 options remained outstanding under the 1992 Plan. Subsequently, on or about December 1, 2000, the Company issued 275,088 shares of common stock through the cashless exercise of 357,480 options, and 323,500 options expired. Currently, [481,364] options remain outstanding under the 1992 Plan, with exercise prices ranging from $.07 to $1.50 per share.

     The New Plan authorizes total stock awards of up to 1,000,000 shares of the Company's common stock. Awards may take the form of incentive stock options, non-qualified stock options, restricted stock awards, stock bonuses and other stock grants. If a stock award made under the New Plan expires, terminates, is canceled or settled in cash without the issuance of all shares of common stock covered by the award, those shares will be available for future awards under the New Plan. Awards may not be transferred except by will or the laws of descent and distribution. No awards may be granted under the Proposed Plan after September 30, 2010.

     The New Plan is administered by the Company's Board of Directors, which may delegate its authority to a committee of the Board of Directors. The Board of Directors has the authority to select individuals to receive awards, to determine the time and type of awards, the number of shares covered by the awards, and the terms and conditions of such awards in accordance with the terms of the Plan. In making such determinations, the Board of Directors may take into account the recipient's current and potential contributions and any other factors the Board of Directors considers relevant. The recipient of an award has no choice regarding the form of a stock award. The Board of Directors is authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the New Plan.

     All options granted pursuant to the New Plan shall be exercisable at a price not less than the fair market value of the common stock on the date of grant. Unless otherwise specified, the options expire ten years from the date of grant. As of the date of this Proxy Statement, 46,000 options have been issued under the New Plan at exercise prices ranging from $_____ to $1.19 all of which are still outstanding.

Compensation of Directors
-------------------------

     Each member of the Board of Directors who is not an employee of the Company received options to purchase 10,000 shares of common stock upon appointment to the Board and is entitled to receive an additional 10,000 options upon reelection for each additional term. However, as each existing member of the Board received options in December, no further annual grants will be made until the Company's annual meeting for the 2001 fiscal year. Additionally, non-employee Board members receive options for 2000 shares of common stock for each meeting attended in person and 500 shares of common stock for each meeting attended by telephone.

     The Chairman of the Board received options to purchase 5,000 shares upon his appointment and chairmen of each standing committee of the Board receive options for 2,500 shares upon their appointment. Upon election or reelection as Chairman of the Board or chairman of a standing committee, the member is entitled to receive options for an additional 5,000 shares or 2,500 shares, respectively. All of these options are exercisable at a price equal to the closing bid price of the Company's common stock on the date of grant and for a period of ten years thereafter. During the last fiscal year, a total of [35,000] options were granted to Directors.

     Each director is also entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth information with respect to the ownership of the Company's common stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners known to the Company to hold more than five percent (5%) of the Company's common stock. As of February 2, 2001, a total of 8,809,950 shares of common stock, the Company's only class of voting stock, were issued and outstanding.

     The following shareholders have sole voting and investment power with respect to the shares, unless it is indicated otherwise.

     Name and Address of Beneficial Owner          Number of Shares           %
     ------------------------------------          ----------------       -----

     Officers and Directors
     ----------------------
     James R. Musick (1,2)                           1,342,198          15.24%
     8100 Southpark Way
     Unit B-1
     Littleton, Colorado 80120

     Erik Van Horn (3)                                 534,016           6.06%
     8100 Southpark Way
     Unit B-1
     Littleton, Colorado 80120

     Henry C. Schmerler(4)                             186,500           2.12%
     5095 Joewood Drive
     Sanibel, Florida 33957

     Ronald L. Good(5)                                  94,000           1.07%
     1051 Melody Road
     Lake Forest, Illinois 60045

     William J. Schmuhl, Jr.(6)                         47,800             *
    1421 Honan Drive
    Southbend, Indiana 46614

     Officers and Directors as a group(1,2,3,4,5,6)  2,204,514          25.02%
      (5 individuals)

     Five Percent Shareholders
     -------------------------

     Roger D. Hurst(7)                               1,142,482          12.97%
     8100 Southpark Way
     Unit B-1
     Littleton, CO 80120

     The James R. Musick Trust                         855,209           9.71%

     Lloyd Hansen(8)                                 1,380,000          15.66%
     2646 S.W. Mapp Rd
     STE #304
     Palm City, FL 34990

     World Wide Capital Investors, LLC               2,370,000          26.90%
     P.O. Box 8
     Westcliffe, CO 81252

-----------------------
* Less than 1%

(1) Includes 31,848 shares of common stock underlying an option exercisable at $.625 until June 6, 2009.

(2) Includes 855,209 shares held by The James R. Musick Trust, of which Mr. Musick is a trustee and beneficiary.

(3) Includes 530,516 shares of common stock underlying options exercisable at prices ranging from $.07 to $.625 and expiring through 2009.

(4) Includes 36,500 shares of common stock underlying options exercisable at prices ranging from $1.094 to $1.50 and expiring in 2010. Also includes 125,000 shares owned by a limited liability company in which Mr. Schmerler is a member, representing the individual's pro-rata share of common stock owned by that entity.

(5) Includes 44,000 shares underlying options exercisable at prices ranging from $1.094 to $1.50 and expiring in 2010.

(6) Includes 14,500 shares of common stock underlying options exercisable at $1.19 until December 01, 2010. Also includes 33,300 shares owned by a limited liability company in which Mr. Schmuhl is a member, representing the individual's pro-rata share of common stock owned by that entity.

(7)  Includes  10,386  shares  owned by  Compian  and  3,000  owned  by  Compian
     Management Services, Inc., companies in which Mr. Hurst is the sole shareholder.

(8) Includes 40,000 shares owned by Mr. Hansen's children and 200,000 owned by the Barnabus Trust, of which Mr. Hansen is a trustee and beneficiary.
     -----------------------

Changes in Control and Voting Agreement
---------------------------------------

     Effective August 7, 2000, the Company entered into a number of agreements, as a result of which it experienced a change in control. Roger D. Hurst, former President, Chief Executive Officer and a director of the Company, resigned from those positions and James R. Musick succeeded Mr. Hurst as the President. Two individuals, Mssrs. Goode and Schmerler, were added to the Board of Directors, one to fill the vacancy created by the resignation of Mr. Hurst and one to fill a new position. An additional position was added to the Board and filled by William J. Schmuhl, Jr., by election of the shareholders on December 1, 2000. In addition, certain of the Company's shareholders agreed to vote common stock of the Company in favor of the election and retention of certain directors, including the foregoing individuals.

     Also effective August 7, 2000, the Company sold certain assets formerly used in its business to a private company controlled by Mr. Hurst. At the same time, Mr. Hurst resigned his position as President, Chief Executive Officer and a director of the Company. In accordance with the terms of a shareholders' agreement executed on the same date, remaining members of the Board of Directors voted to increase the Board to four individuals. Messrs. Henry Schmerler and Ronald Goode were then elected to fill the vacancy created by the resignation of Mr. Hurst and the vacancy created by the expansion of the Board. Simultaneously, the Board elected James R. Musick, formerly the Company's Vice President and Secretary, as President on an interim basis pending further consideration by the Board. Erik Van Horn was elected Vice President and Secretary.

     Pursuant to the terms of the shareholders' agreement, World Wide Capital Investors, LLC ("WWC"), the owner of 2,370,000 shares of the Company's common stock, Messrs. Musick and Van Horn agreed to vote their shares for the election of Messrs. Musick, Schmerler, Goode, Van Horn and William J. Schmuhl, Jr. for a period of three years. Also in conjunction with the shareholders' agreement, Messrs. Hurst and Musick granted a proxy with regard to 1,400,000 shares of their common stock to Ronald Goode or Henry Schmerler to vote as determined by a majority vote of the Board of Directors. The shareholders' agreement represented a compromise between the Company's then management and WWC with regard to the efforts of WWC to nominate and elect certain individuals to the Company's Board of Directors and otherwise exercise control of the Company.

     The Company knows of no other arrangements, including the pledge of securities by any person, which would result in a change of control of the Company.

Certain Transactions
--------------------

Disposition Of Assets

     Also effective August 7, 2000, pursuant to the terms of a purchase agreement, the Company sold all of the assets of its diagnostic operation to AspenBio, Inc., a private Colorado corporation ("purchaser") controlled by Mr. Hurst. This transaction was effective for accounting purposes on July 31, 2000. In exchange for the assets, the purchaser agreed to pay the Company $700,000 and assume a majority of its debts and liabilities. At closing, the Company received $250,000 cash and a promissory note in the principal amount of $450,000 payable September 7, 2000. The Note was paid in full on September 7, 2000. In addition, the purchaser assumed all of the Company's debts and liabilities except for certain excluded liabilities associated with the business and assets which it retained, which debts and liabilities were valued at $________. The purchaser has paid all material liabilities or obtained releases for the Company for the outstanding liabilities. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR RESULTS OF OPERATION and the Financial Statements contained in the Company's Annual Report on Form 10-KSB for a more complete description of this transaction.

     The assets included in this sale were all of the assets formerly used by the Company in its diagnostic operations. These assets include equipment, furniture, fixtures, inventory, accounts receivable and intangible assets associated with that business. These assets were formerly used by the Company to produce and distribute antigens primarily for diagnostic purposes. Following the sale, the Company retained patents and other intellectual property which it uses or proposes to use in connection with its therapeutic business.

     The value of the assets transferred in this sale was based on a variety of factors considered by the Board of Directors. These factors included negotiations between the parties, historical cash flow of the assets during the preceding fiscal years, estimated replacement cost of certain assets and estimates of the assets provided by third parties. The Board did not find it suitable to and did not assign relative weights to the individual factors considered in reaching a conclusion as to the estimated value of the assets. However, the Board believes that each of those factors was material to a determination of the sale price. The Board of Directors of the Company as then constituted considered the terms of that transaction no less favorable than could have been obtained from an unaffiliated third party.

     In connection with the purchase agreement, the Company agreed to indemnify Mr. Hurst and Mr. Hurst has indemnified the Company as to certain liabilities related to the transaction. The indemnification includes liabilities of the Company which were assumed by the purchaser.

Consulting Agreement

     The Company executed an agreement on November 3, 2000 with Pharma-Links, Inc. (the "Agreement"), a consulting company focusing on strategic alliances and other collaborative relationships within the pharmaceutical industry. The agreement allows Pharma-Links, Inc. to investigate and negotiate, if appropriate, strategic alliances, joint ventures, partnerships, equity investments, licenses, mergers, sales of assets or other business relationships to develop the Company's products and technology. It contemplates that Pharma-Links may make introductions to potential partners, provide counsel to the Company in negotiating or structuring the relationship, make presentations and negotiate on the Company's behalf. Pharma-Links is owned and operated by Dr. Ronald Goode, a director of the Company.

     The Agreement provides for payment of a fee to Pharma-Links, Inc. equal to 5% of the aggregate consideration received with respect to any agreement entered into by the Company with a third-party pursuant to the terms and conditions of the Agreement, and an additional 1% for each $10 million of such aggregate consideration in excess of $30 million, subject to a maximum fee of 10% for any aggregate consideration in excess of $80 million. The Board of Directors considered the terms and conditions of this agreement no less favorable than could have been obtained from an unaffiliated third party.

Other Events
------------

     In connection with the compromise with WWC and the sale of assets to the purchaser, the Company executed a settlement agreement and mutual release relating to claims pending between the parties. Parties to the settlement include the Company, purchaser, Hurst individually, WWC, Kyln Roth, a manager of WWC, Musick and Van Horn individually. This agreement releases and discharges each party from any and all claims pending between them except for claims arising out of the shareholders' agreement, purchase agreement or other documents referenced therein.

     In conjunction with the settlement agreement, the Company and WWC executed a registration rights agreement relating to common stock owned by WWC. This agreement obligates the Company to register up to 2,370,000 shares of the Company's common stock with the Securities and Exchange Commission upon the request of WWC and to keep that registration effective for a period of up to six months. The Company agreed to pay all costs and expenses in connection with that registration except commissions payable upon sale of the common stock by the shareholder.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     The following sets forth each director, officer or beneficial owner of more than ten percent of any class of equity securities of the registrant registered pursuant to Section 12 that failed to file on a timely basis, Forms 3, 4 or 5 as required by Section 16(a) during the most recent fiscal year or prior years.

     The numbers of late Form 3, Form 4 and Form 5 reports, and the late Form 4 transactions reported are as follows:

Name of reporting Person   Late Form 3   Late Form 4   Late Form 5  Transactions
------------------------   -----------   -----------   -----------  ------------

Erik Van Horn                                2                           2
Lloyd Hansen*                1
World Wide Capital Investors, LLC

     *Mr. Hansen is a beneficial owner of more than ten percent, but the Company does not believe that Mr. Hansen has filed any reporting Forms in the most recent fiscal years.

                    ADOPTION OF PROPOSED AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                           (Proposal 2 on Proxy Card)

     On February 11, 2001, the Board of Directors unanimously adopted, subject to shareholder approval, the Amended and Restated Articles of Incorporation ("Proposed Articles") and requests that the shareholders ratify the adoption of those Articles. The complete text of the Proposed Articles is included as
Exhibit 3.1 to this proxy statement. The Board recommends that the shareholders carefully review the Proposed Articles, and recommends a vote FOR the Proposed Articles.

     By way of background, the Company was originally formed as Labtek, Inc., a Colorado corporation, on February 3, 1986. It merged with Imperial Management, Inc., a Nevada corporation on December 8, 1986, with Imperial Management being the surviving corporation. The new entity was, and continues to be, governed by Nevada law and by the Articles of Incorporation and Bylaws of Imperial Management. In 1987, the Company changed its name to Vitro Diagnostics, Inc. In 1988, the Company amended its Articles again to increase the number of authorized shares of common stock from 50,000,000 to 500,000,000 shares. This history of the merger and the name change has caused some confusion as to which Articles and Bylaws actually govern the Company. Furthermore, the Articles have not been substantially revised since the original merger. For this reason, the Board believes an amendment and restatement of the Articles is necessary so that one document with all of the accurate information regarding the Company, including its current name, is available to govern the Company.

     The Proposed Articles are intended to decrease the amount of authorized common stock, to authorize a class of preferred stock, to update the existing Articles of Incorporation to be consistent with the current law and to cure certain inconsistencies within the Articles themselves and between the Articles and the Bylaws.

     The material changes made by the Proposed Articles are summarized as follows:

o The authorized common stock of the Company is proposed to be reduced from 500,000,000 shares to 50,000,000 shares. The Board of Directors believes that 500,000,000 is an excessive amount of authorized common stock and that it is not necessary in relation to the Company's present capital structure. The authorization of 500,000,000 shares was made at a time when the Company had many more shares outstanding, and needed more shares to maintain its then existing capital structure. After the reverse split of all outstanding common stock on a one for 200 basis in 1991, and in view of the present needs of the Company, 500,000,000 is no longer necessary. The Board of Directors believes that this reduction will more accurately reflect the needs of the Company and reduce potential dilution of shareholders.

o The authorized capital of the Company is proposed to include a new class of 5,000,000 shares of preferred stock and to grant the Board of Directors the authority, consistent with Nevada law, to designate different series of preferred stock and to fix the dividend rights, voting rights (which may be greater or lesser then the voting rights of the common stock) and other rights and preferences of the preferred stock, to the fullest extent now or hereafter permitted by law. The current Articles do not contain authorization of preferred stock. The Board of Directors believes that the existence of a class of preferred stock will provide greater flexibility for financing of the Company's activities in the future.

     Adoption of the Proposed Articles and subsequent issuance of preferred stock may subject the holders of the common stock to certain risks. The preferred stock, if approved, would allow the Board of Directors, without further shareholder approval, to designate the preferences and rights of any preferred stock issued in the future. Holders of any preferred stock may be granted preferences on liquidation in the event the Company were dissolved or may receive a preference in payment of dividends. The issuance of preferred stock may also dilute the earnings per share and voting rights of current common stock holders. However, no sale or grant of preferred stock is currently being contemplated, and such preferred stock would only be issued when, in the judgment of a majority of the Board of Directors, the issuance is in the best interests of the shareholders.

o The current Articles call for the presence, in person or by proxy, of one-third of the shares outstanding in order to constitute a quorum at a meeting of shareholders. The Board of Directors believes it more appropriate for a majority of the outstanding shares to be present in person or by proxy in order to have a quorum constituted. The Proposed Articles accomplish this more stringent requirement by being silent on the subject, thereby allowing either the bylaws or state law (both of which reflect the majority standard) to designate the required quorum.

o The current Articles state in one section that a majority of a quorum may take shareholder action, and elsewhere that a majority of the holders of outstanding shares entitled to vote shall be required to take action. These requirements are inconsistent, and in the opinion of the Board of Directors the appropriate standard, consistent with that dictated by current law, is that a vote of the majority of the shares represented at a meeting should be necessary to take shareholder action. Again, the Proposed Articles will accomplish this more stringent requirement by remaining silent, permitting either the Bylaws or state law to dictate the appropriate standard.

o Currently, the Articles contain a provision restricting the number of shareholders if there are less than three directors, and require a related restrictive legend on the share certificates. These restrictive provisions reflected the law at the time the Articles were originally drafted, and such restrictions are no longer legally required, nor does the Board believe such restrictions are appropriate or offer any benefit to the Company. These restrictions have been removed from the Proposed Articles.

     Because of the extensive amendments proposed to the Articles, the Board has determined that it is appropriate to restate the Articles in full, rather than to file the various changes as amendments to the 1986 Articles, as already amended. If the Proposed Articles are adopted, they will become effective upon filing with the Nevada Secretary of State.

     The affirmative vote of a majority of the votes entitled to vote at the annual meeting is required for the adoption of the proposed Amended and Restated Articles of Incorporation. The Board of Directors recommends a vote FOR the adoption of the proposed amended and restated Articles of Incorporation, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                             APPOINTMENT OF AUDITORS

                           (Proposal 3 on Proxy Card)

     On February 5, 2001, the Board of Directors approved the appointment of Cordovano and Harvey, P.C. as the principal accountant and independent auditors for the fiscal year ending October 31, 2001, and solicits the ratification of this appointment by the shareholders. Cordovano and Harvey, P.C. has acted as the principal accountant and independent auditor since October 9, 2000. Neither such firm, any of its members nor any of their associates, has or has had during the past four years, any financial interest in the business or affairs, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and accountants.

     Prior to October 9, 2000, Larry O'Donnell, CPA, P.C. acted as the principal accountant and independent auditors for the Company. During the Company's two most recent fiscal years and the interim period up to October 9, 2000, there were no disagreements with Larry O'Donnell, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Larry O'Donnell, CPA, P.C., would have caused Larry O'Donnell, CPA, P.C. to make reference to the matter in its report. Further, there were no reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-K.

     Representatives of Cordovano and Harvey, P.C. are expected to be present at the annual meeting to respond to shareholders' questions and to make any statements they consider appropriate.

     The affirmative vote of a majority of the votes entitled to vote at the annual meeting is required for the adoption of the proposed appointment of the independent auditors. The Board of Directors recommends a vote FOR the ratification of appointment of the independent auditors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders who wish to submit a proposal for action at the 2001 Annual Meeting of Shareholders must do so in accordance with the regulations of the Securities and Exchange Commission. In order to be eligible to submit a proposal, a shareholder must own and have owned, for one year prior to the date of the annual meeting, at least 1% or $1,000 in market value of securities entitled to be voted on the proposal, and must continue to hold such securities through the date of the meeting. For proposals to be considered for inclusion in the Proxy Statement for the 2001 annual meeting, they must be received by the Company no later than December 10, 2001. It is anticipated that the next annual meeting will be held in April of 2002. Such proposals should be directed to Vitro Diagnostics, Inc., 8100 Southpark Way, Building B-1, Littleton, Colorado 80120, Attention: William J. Schmuhl, Jr., Secretary.

                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report on Form 10-KSB for the last fiscal year, including financial statements and schedules, is included with this Proxy Statement. The Company will provide a copy of any exhibits to the Form 10-KSB without charge to any shareholder upon request.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. If, however, any other matters should properly come before the meeting, it is intended that holders of the Proxies will act in accordance with their judgment on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS:



                                            William J. Schmuhl, Jr., Secretary

                                      PROXY

                             VITRO DIAGNOSTICS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 10, 2001

                                    9:00 A.M.

     The undersigned hereby appoints Ronald L. Goode and James R. Musick, or either of them, with full power of substitution, to act as Proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the annual meeting of the Company's stockholders to be held at________________, Denver, Colorado _______, phone
(303)___________. The annual meeting will begin at 9:00 a.m. Denver time, on April 10, 2001. The phone number of the Company is (303) 798-6882.

     This proxy is revocable and will be voted as directed, but if you do not provide instructions, this proxy will be voted FOR the nominees for director set forth below and FOR each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Proxy in accordance with his judgment of the best interests of the Company and its stockholders.

     So that your vote may be represented at the annual meeting, please complete and sign this proxy as soon as possible. You may return this proxy in the enclosed  postage-paid  envelope  or you  may  fax it to the  Company  at  (303)
798-8332.

The Board of Directors recommends a vote FOR each of the nominees for director set forth below, FOR the adoption of the Amended and Restated Articles of Incorporation and FOR the ratification of the appointment of Cordovano and Harvey, P.C. as auditors.

   [X] Please indicate your votes by placing and "X" in the corresponding box.

                              ELECTION OF DIRECTORS

                                  (Proposal 1)

Indicate your vote with respect to the nomination of James R. Musick, Erik D. Van Horn, Ronald L. Goode, Henry Schmerler and William J. Schmuhl, Jr. as directors:

         [  ] FOR all nominees

         [  ] FOR all nominees EXCEPT the nominees written on the line below:


             -------------------------------------------------------------------
         [  ] WITHHOLD VOTE with respect to all the nominees

                    ADOPTION OF PROPOSED AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                  (Proposal 2)

Indicate your vote with respect to adoption of the proposed Amended and Restated Articles of Incorporation.

       [  ] FOR the proposed Amended and Restated Articles of Incorporation

       [  ] AGAINST the proposed Amended and Restated Articles of Incorporation

       [ ] ABSTAIN with respect to the proposed Amended and Restated Articles of Incorporation


                              APPROVAL OF AUDITORS

                                  (Proposal 3)

Indicate your vote with respect to Proposal 3 which ratifies the appointment of Cordovano and Harvey, P.C. as the Company's independent accountants for the fiscal year ending October 31, 2000.

         [  ] FOR approval of the auditors

         [  ] AGAINST approval of the auditors

         [  ] ABSTAIN with respect to the approval of the auditors


     The undersigned acknowledges receipt from the Company of (1) the Notice of Annual Meeting of Stockholders dated March __, 2001, (2) the Proxy Statement dated March ___, 2001 and (3) the Annual Report of the Company for the 2000 fiscal year prior to the execution of this proxy.


----------------------------------------------
Signature of Stockholder or Authorized Person:


----------------------------------------------
Title (if applicable):


Date:
     -----------------------------------------


INSTRUCTIONS: If you are signing as an individual, please sign exactly as your name appears herein. If you are signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other authorized person, please give your full title. If shares are held jointly, either stockholder may sign but only one signature is required.